Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Jon Russell	Vice President of Finance
ALERE INC. ANNOUNCES

THIRD QUARTER 2011 RESULTS

WALTHAM, MA...October 26, 2011...Alere Inc. (NYSE: ALR), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health management, today announced its financial results for the quarter ended September 30, 2011.
Financial results for the third quarter of 2011:
•	Net revenue of $585.8 million for the third quarter of 2011, compared to $538.7 million for the third quarter of 2010.

•	Product and services revenues from our Professional Diagnostics segment were $426.3 million in the third quarter of 2011, compared to $359.5 million in the third quarter of 2010. Recent professional diagnostics acquisitions contributed $19.4 million of incremental net revenue compared to the third quarter of 2010.

•	North American influenza sales increased to $16.0 million for the third quarter of 2011, from $7.0 million for the third quarter of 2010.

•	Excluding the impact of the change in North American influenza revenues, currency adjusted organic growth in our Professional Diagnostics segment was 8.7%.

•	Adjusted cash-basis gross margins were 54.7% for the third quarter of 2011, compared to 55.9% for the third quarter of 2010 and 56.2% in the second quarter of 2011. Adjusted cash-basis gross margins from products and services in our Professional Diagnostics segment were 58.9% in the third quarter of 2011, compared to 59.9% in the third quarter of 2010 and 58.6% in the second quarter of 2011.

•	Product and services revenues from our Health Management segment were $129.9 million in the third quarter of 2011, compared to $152.9 million in the third quarter of 2010 and $135.6 million in the second quarter of 2011. The decline in revenues from the second quarter of 2011 was driven by the continuing impact of reduced state government spending levels which affected our wellness business and a change in billing guidance from the Centers for Medicare and Medicaid Services which affected our Alere Home Monitoring business.

•	Adjusted cash-basis gross margins from our Health Management segment were 46.2% in the third quarter of 2011, compared to 51.8% in the third quarter of 2010 and 48.4% in the second quarter of 2011.

•	Included in adjusted cash-basis interest and other income (expense), net for the third quarter of 2011 was income of $11.3 million associated with an amendment of our license agreement with Quidel and $5.0 million associated with the settlement of a dispute over past royalty obligations, offset by unrealized foreign exchange losses of $6.7 million.

•	GAAP net income of $234.2 million attributable to common stockholders of Alere Inc., and respective net income per diluted common share of $2.48, for the third quarter of 2011, compared to GAAP net loss of $2.8 million attributable to common stockholders of Alere Inc., and respective net loss per common share of $0.03, for the third quarter of 2010.

•	Adjusted cash-basis net income per diluted common share of $0.67 for the third quarter of 2011, compared to adjusted cash-basis net income per diluted common share from continuing operations of $0.59, for the third quarter of 2010.

•	Adjusted free cash flow for the quarter was $36.9 million, reflecting adjusted cash flow from operations of $64.0 million, offset by capital expenditures of $27.1 million.
The Company’s GAAP results for the third quarter of 2011 include amortization of $70.3 million, $3.4 million of restructuring charges, $4.3 million of stock-based compensation expense, $2.9 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, $1.3 million of interest expense associated with fees paid for modification of certain debt agreements, a $0.6 million write-down in the carrying value of a facility and a net realized foreign currency loss of $18.1 million associated with a cash balance established in connection with the Axis-Shield plc tender offer, offset by $3.8 million of income recorded for fair value adjustments to acquisition-related contingent consideration obligations and a $288.9 million gain in connection with the formation of our joint venture with Procter & Gamble in May 2007. The Company’s GAAP results for the third quarter of 2010 include amortization of $74.4 million, $7.3 million of stock-based compensation expense, a $1.3 million charge associated with the write-up to fair market value of inventory acquired in connection with acquisitions, $0.9 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations and $4.6 million of expense recorded for fair value adjustments to acquisition-related contingent consideration obligations, offset by $1.6 million net restructuring cost recovery and a $0.7 million, net of tax, allocation of certain of the aforementioned charges to non-controlling stockholders. These amounts, net of tax, have been excluded from the adjusted cash-basis net income per diluted common share attributable to Alere Inc. for the respective quarters.
A detailed reconciliation of the Company’s adjusted cash-basis net income, which is a non-GAAP financial measure, to net income under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.

The Company will host a conference call beginning at 8:30 a.m. (Eastern Time) today, October 26, 2011, to discuss these results, as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.
The conference call may be accessed by dialing (800) 860-2442 (domestic) or (412) 858-4600 (international) and asking for Alere Inc. A webcast of the call can also be accessed via the Alere website at http://www.alere.com/investors, or directly through the following link: http://www.videonewswire.com/event.asp?id=83174.
A replay of the call will be available approximately four hours after the conclusion of the call and will remain available for a period of seven days following the call. The replay may be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering replay code 10002372. The replay will also be available via online webcast at http://www.videonewswire.com/event.asp?id=83174 or via the Alere website at www.alere.com for a period of 60 days following the call.
Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the Alere website (http://www.alere.com/investors) under the Earnings Calls and Releases section shortly before the conference call begins and will continue to be available on this website.
For more information about Alere, please visit our website at http://www.alere.com.
By developing new capabilities in near-patient diagnosis, monitoring and health management, Alere enables individuals to take charge of improving their health and quality of life at home. Alere’s global leading products and services, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, toxicology and women’s health. Alere is headquartered in Waltham, Massachusetts.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding our expected full year 2011 adjusted cash-basis net income per diluted share. Such forward-looking statements are estimates reflecting management’s best judgment based upon current information and involve a number of risks and uncertainties. Actual results and the timing of certain events could differ materially from those projected or contemplated by the forward-looking statements due to numerous factors, including without limitation, changes in global economic conditions or in the global financial markets, including the credit markets, which impact our plans and operations and those of our suppliers and customers; our exposure to changes in interest rates and foreign currency exchange rates; our ability to successfully develop and commercialize products; the market acceptance of our products; continued acceptance of health management services by payors, providers and patients; our ability to develop enhanced health management programs through the integrated use of innovative diagnostic and monitoring devices and to recognize the expected benefits of this strategy; the effects of legislative changes, including US healthcare reform legislation, and the content and timing of decisions by regulatory authorities, as well as the impact of budgetary constraints and changes in reimbursement policy, both in the United States and abroad; the effect of pending and future legal proceedings on our financial performance and the risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission, including our Form 10-K, as amended, for the year ended December 31, 2010, as well as in our Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements contained herein.
Source: Alere Inc.

Alere Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Three Months Ended September 30, 2011						Three Months Ended September 30, 2010
					Non-GAAP					Non-GAAP
					Adjusted					Adjusted
			Non-GAAP		Cash			Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		GAAP	Adjustments		Basis (a)
Net product sales and services revenue	$580,520		$—		$580,520		$534,556	$—		$534,556
License and royalty revenue	5,249		—		5,249		4,123	—		4,123

Net revenue	585,769		—		585,769		538,679	—		538,679
Cost of net revenue	279,807		(14,473)	(b) (c) (d)	265,334		253,133	(17,314)	(b) (c) (d) (e)	235,819

Gross profit	305,962		14,473		320,435		285,546	17,314		302,860

Gross margin	52%				55%		53%			56%

Operating expenses:
Research and development	34,772		(2,319)	(b) (d)	32,453		32,434	(2,936)	(b) (c) (d)	29,498
Selling, general and administrative	226,271		(60,407)	(b) (c) (d) (f) (g) (k)	165,864		221,737	(68,180)	(b) (c) (d) (f) (g)	153,557
Total operating expenses	261,043		(62,726)		198,317		254,171	(71,116)		183,055

Operating income	44,919		77,199		122,118		31,375	88,430		119,805
Interest and other income (expense), net	233,319		(269,442)	(c) (h) (i) (j)	(36,123)		(26,655)	(3,411)	(c)	(30,066)

Income (loss) from continuing operations before provision (benefit) for income taxes	278,238		(192,243)		85,995		4,720	85,019		89,739
Provision (benefit) for income taxes	42,652		(16,252	) (n)	26,400		(167)	30,432	(n)	30,265

Income (loss) from continuing operations before equity earnings of unconsolidated entities, net of tax	235,586		(175,991)		59,595		4,887	54,587		59,474
Equity earnings (losses) of unconsolidated entities, net of tax	4,118		415	(b) (c)	4,533		(62)	1,896	(b) (c)	1,834

Income (loss) from continuing operations	239,704		(175,576)		64,128		4,825	56,483		61,308
Income from discontinued operations, net of tax	—		—		—		2	13	(m)	15

Net income (loss)	239,704		(175,576)		64,128		4,827	56,496		61,323
Less: Net income attributable to non-controlling interests, net of tax	138		21	(l)	159		1,494	700	(l)	2,194

Net income (loss) attributable to Alere Inc. and Subsidiaries	$239,566		$(175,597)		$63,969		$3,333	$55,796		$59,129

Preferred stock dividends	$(5,358)				$(5,358)		$(6,147)			$(6,147)

Net income (loss) available to common stockholders	$234,208				$58,611		$(2,814)			$52,982

Basic net income (loss) per common share attributable to Alere Inc. and Subsidiaries:
Basic income (loss) per common share from continuing operations	$2.84				$0.71		$(0.03)			$0.62
Basic income per common share from discontinued operations	$—				$—		$—			$—

Basic net income (loss) per common share	$2.84				$0.71		$(0.03)			$0.62

Diluted net income (loss) per common share attributable to Alere Inc. and Subsidiaries:
Diluted income (loss) per common share from continuing operations	$2.48	(o)			$0.67	(q)	$(0.03) (p)			$0.59	(r)
Diluted income per common share from discontinued operations	$—	(o)			$—	(q)	$— (p)			$—	(r)

Diluted net income (loss) per common share	$2.48	(o)			$0.67	(q)	$(0.03) (p)			$0.59	(r)

Weighted average common shares — basic	82,486				82,486		84,796			84,796

Weighted average common shares — diluted	97,090	(o)			97,090	(q)	84,796 (p)			101,126	(r)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $70.3 million and $74.4 million in the third quarter of 2011 and 2010 GAAP results, respectively, including $14.0 million and $16.1 million charged to cost of sales, $1.4 million and $1.2 million charged to research and development, $54.7 million and $56.9 million charged to selling, general and administrative, with $0.2 million and $0.2 million charged through equity earnings of unconsolidated entities, net of tax, during each of the respective quarters.

(c)	Restructuring associated with the decision to close facilities resulted in a charge of $3.4 million and a net recovery of $1.6 million for the third quarter of 2011 and 2010 GAAP results, respectively. The $3.4 million charge for the third quarter of 2011 included $0.1 million charged to cost of sales, $3.1 million charged to selling, general and administrative expense, $0.1 million charged to interest expense and $0.2 million charged through equity earnings of unconsolidated entities, net of tax. The $1.6 million net recovery for the third quarter of 2010 included a net recovery of $0.7 million recorded to cost of sales, $0.2 million charged to research and development, $0.6 million charged to selling, general and administrative expense, a net recovery of $3.4 million recorded to interest and other income (expense) and $1.7 million charged through equity earnings of unconsolidated entities, net of tax.

(d)	Compensation costs of $4.3 million and $7.3 million associated with stock-based compensation expense for the third quarter of 2011 and 2010 GAAP results, respectively, including $0.4 million and $0.6 million charged to cost of sales, $0.9 million and $1.5 million charged to research and development and $3.0 million and $5.2 million charged to selling, general and administrative, in the respective periods.

(e)	A write-off in the amount of $1.3 million during the third quarter of 2010, relating to inventory write-ups recorded in connection with the acquisitions.

(f)	Acquisition-related costs in the amount of $2.9 million and $0.9 million in the third quarter of 2011 and 2010 GAAP results, respectively, recorded in connection with ASC 805, Business Combinations.

(g)	$3.8 million of income and $4.6 million of expense in the third quarter of 2011 and 2010 GAAP results, respectively, recorded in connection with fair value adjustments to acquisition-related contingent consideration obligations in accordance with ASC 805, Business Combinations.

(h)	Interest expense of $1.3 million recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility.

(i)	An $18.1 million unrealized foreign currency loss in the third quarter of 2011 GAAP results associated with a bank account funded for the potential acquisition of Axis-Shield Plc.

(j)	Recognition of a $288.9 million gain originally recorded in connection with the formation of SPD, our 50/50 joint venture with the Procter & Gamble Company.

(k)	A $0.6 million fair value write-down in the third quarter of 2011 recorded in connection with an idle facility.

(l)	Amortization expense of $27.0 thousand ($21.0 thousand, net of tax) and $0.9 million ($0.7 million, net of tax) in the third quarter of 2011 and 2010 GAAP results, respectively.

(m)	Expenses of $21.0 thousand ($13.0 thousand, net of tax) incurred in connection with the sale of our vitamins and nutritional supplements business.

(n)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k).

(o)	Included in the weighted average diluted common shares for the calculation of net income per common share on a GAAP basis for the three months ended September 30, 2011, are dilutive shares consisting of 756,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 189,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business and 10,221,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock. The diluted net income per common share calculation for the three months ended September 30, 2011, on a GAAP basis, included the add back of interest expense related to the convertible debt of $0.7 million, the add back of $5.4 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $25.0 thousand, resulting in net income available to common stockholders of $240.3 million for the three months ended September 30, 2011.

(p)	For the three months ended September 30, 2010, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(q)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended September 30, 2011, on an adjusted cash basis, are dilutive shares consisting of 756,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 189,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business and 10,221,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock. The diluted net income per common share calculation for the three months ended September 30, 2011, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $0.7 million, the add back of $5.4 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $25.0 thousand, resulting in net income available to common stockholders of $64.7 million for the three months ended September 30, 2011.

(r)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended September 30, 2010, on an adjusted cash basis, were dilutive shares consisting of 1,030,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 11,727,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 135,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the three months ended September 30, 2010, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $0.7 million, the add back of $6.1 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $24.0 thousand, resulting in net income available to common stockholders of $59.9 million for the three months ended September 30, 2010.

Alere Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Nine Months Ended September 30, 2011						Nine Months Ended September 30, 2010
					Non-GAAP					Non-GAAP
					Adjusted					Adjusted
			Non-GAAP		Cash			Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		GAAP	Adjustments		Basis (a)
Net product sales and services revenue	$1,717,695		$—		$1,717,695		$1,560,841	$—		$1,560,841
License and royalty revenue	17,723		—		17,723		16,052	—		16,052

Net revenue	1,735,418		—		1,735,418		1,576,893	—		1,576,893
Cost of net revenue	830,521		(51,667)	(b) (c) (d)	778,854		745,392	(58,327)	(b) (c) (d) (e)	687,065

Gross profit	904,897		51,667		956,564		831,501	58,327		889,828

Gross margin	52%				55%		53%			56%
Operating expenses:
Research and development	112,662		(14,586)	(b) (c) (d)	98,076		96,187	(9,397)	(b) (c) (d)	86,790
Selling, general and administrative	700,257		(193,980)	(b) (c) (d) (f) (g) (l)	506,277		653,171	(200,015)	(b) (c) (d) (f) (g)	453,156

Total operating expenses	812,919		(208,566)		604,353		749,358	(209,412)		539,946

Operating income	91,978		260,233		352,211		82,143	267,739		349,882
Interest and other income (expense), net	129,225		(269,442)	(c) (h) (i) (j) (k)	(140,217)		(86,240)	(2,955)	(c) (f)	(89,195)

Income (loss) from continuing operations before provision (benefit) for income taxes	221,203		(9,209)		211,994		(4,097)	264,784		260,687
Provision (benefit) for income taxes	(4,414)		(16,252)	(p)	(20,666)		(964)	89,150	(p)	88,186

Income (loss) from continuing operations before equity earnings of unconsolidated entities, net of tax	225,617		7,043		232,660		(3,133)	175,634		172,501
Equity earnings of unconsolidated entities, net of tax	4,922		415	(b) (c)	5,337		8,195	3,712	(b) (c)	11,907

Income (loss) from continuing operations	230,539		7,458		237,997		5,062	179,346		184,408
Income from discontinued operations, net of tax	—		—		—		11,913	180	(m)	12,093

Net income (loss)	230,539		7,458		237,997		16,975	179,526		196,501
Less: Net income attributable to non-controlling interests, net of tax	160		21	(n)	181		1,167	3,463	(n) (o)	4,630

Net income (loss) attributable to Alere Inc. and Subsidiaries	$230,379		$7,437		$237,816		$15,808	$176,063		$191,871

Preferred stock dividends	$(16,682)				$(16,682)		$(18,001)			$(18,001)
Preferred stock repurchase	$23,936		$(23,936)	(u)	$—		$—	$—		$—
Net income available to common stockholders	$237,633				$221,134		$(2,193)			$173,870

Basic net income (loss) per common share attributable to Alere Inc. and Subsidiaries:
Basic income (loss) per common share from continuing operations	$2.81				$2.62		$(0.17)			$1.92
Basic income per common share from discontinued operations	$—				$—		$0.14			$0.14

Basic net income (loss) per common share	$2.81				$2.62		$(0.03)			$2.06

Diluted net income (loss) per common share attributable to Alere Inc. and Subsidiaries:
Diluted income (loss) per common share from continuing operations	$2.56	(q)			$1.74	(s)	$(0.17) (r)			$1.80	(t)
Diluted income per common share from discontinued operations	$-	(q)			$-	(s)	$0.14 (r)			$0.12	(t)

Diluted net income (loss) per common share	$2.56	(q)			$1.74	(s)	$(0.03) (r)			$1.92	(t)

Weighted average common shares — basic	84,508				84,508		84,269			84,269

Weighted average common shares — diluted	100,058	(q)			100,058	(s)	84,269 (r)			101,124	(t)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $227.8 million and $220.7 million in the first nine months of 2011 and 2010 GAAP results, respectively, including $48.2 million and $46.7 million charged to cost of sales, $11.1million and $3.5 million charged to research and development, $167.8 million and $169.8 million charged to selling, general and administrative, with $0.7 million and $0.7 million charged through equity earnings of unconsolidated entities, net of tax, during each of the respective periods.

(c)	Restructuring charges associated with the decision to close facilities of $20.4 million and $13.5 million in the first nine months of 2011 and 2010 GAAP results, respectively. The $20.4 million charge for the nine months ended September 30, 2011 included $2.3 million charged to cost of sales, $0.4 million charged to research and development, $16.9 million charged to selling, general and administrative expense, $0.2 million charged to interest expense and $0.5 million charged through equity earnings of unconsolidated entities, net of tax. The $13.5 million charge for the nine months ended September 30, 2010 included $3.3 million charged to cost of sales, $0.5 million charged to research and development, $9.6 million charged to selling, general and administrative expense, a net recovery of $3.1 million recorded to interest and other income (expense) and $3.2 million charged through equity earnings of unconsolidated entities, net of tax.

(d)	Compensation costs of $16.3 million and $22.9 million associated with stock-based compensation expense for the first nine months of 2011 and 2010 GAAP results, respectively, including $1.1 million and $1.4 million charged to cost of sales, $3.0 million and $5.4 million charged to research and development and $12.1 million and $16.1 million charged to selling, general and administrative, in the respective periods.

(e)	A write-off in the amount of $7.0 million during the first nine months of 2010, relating to inventory write-ups recorded in connection with the acquisitions . (See also footnote o below.)

(f)	Acquisition-related costs in the amount of $6.2 million and $6.9 million in the first nine months of 2011 and 2010 GAAP results, respectively, recorded in connection with ASC 805, Business Combinations. The $6.9 million of acquisition-related costs recorded during the nine months ended September 30, 2010 included $6.8 million charged to selling, general and administrative and $0.1 million charged to interest expense.

(g)	$9.7 million and $2.3 million of income in the first nine months of 2011 and 2010 GAAP results, respectively, recorded in connection with fair value adjustments to acquisition-related contingent consideration obligations in accordance with ASC 805, Business Combinations.

(h)	A $1.9 million realized foreign currency loss associated with the settlement of an acquisition-related contingent consideration obligation in the first nine months of 2011.

(i)	Interest expense of $31.2 million recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility and related interest rate swap agreement in the first nine months of 2011.

(j)	An $18.1 million unrealized foreign currency loss in the third quarter of 2011 GAAP results associated with a bank account funded for the potential acquisition of Axis-Shield Plc.

(k)	Recognition of a $288.9 million gain originally recorded in connection with the formation of SPD, our 50/50 joint venture with the Procter & Gamble Company.

(l)	A $0.6 million fair value write-down in the first nine months of 2011 recorded in connection with an idle facility.

(m)	Expenses of $0.3 million ($0.2 million, net of tax) incurred in connection with the sale of our vitamins and nutritional supplements business. in the first nine months of 2010.

(n)	Amortization expense of $70.0 thousand ($54.0 thousand, net of tax) and $2.9 million ($2.2 million, net of tax) in the first nine months of 2011 and 2010 GAAP results, respectively.

(o)	A write-off in the amount of $1.7 million ($1.3 million, net of tax) in the first nine months of 2010 relating to inventory write-ups attributable to operating results of non-controlling interests.

(p)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f), (g), (h), (i), (j), (k) and (l).

(q)	Included in the weighted average diluted common shares for the calculation of net income per common share on a GAAP basis for the nine months ended September 30, 2011, are dilutive shares consisting of 1,198,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 189,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business and 10,725,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock. The diluted net income per common share calculation for the nine months ended September 30, 2011, on a GAAP basis, included the add back of interest expense related to the convertible debt of $2.1 million, the add back of $16.7 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $0.1 million, resulting in net income available to common stockholders of $256.5 million for the nine months ended September 30, 2011.

(r)	For the nine months ended September 30, 2010, potential dilutive shares were not used in the calculation of diluted net income per common share under GAAP because inclusion thereof would be antidilutive.

(s)	Included in the weighted average diluted common shares for the calculation of net income per common share for the nine months ended September 30, 2011, on an adjusted cash basis, are dilutive shares consisting of 1,198,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 189,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business and 10,725,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock. The diluted net income per common share calculation for the nine months ended September 30, 2011, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $2.1 million, the add back of $16.7 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $0.1 million, resulting in net income available to common stockholders of $174.2 million for the nine months ended September 30, 2011.

(t)	Included in the weighted average diluted common shares for the calculation of net income per common share for the nine months ended September 30, 2010, on an adjusted cash basis, were dilutive shares consisting of 1,453,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 11,573,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 391,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the nine months ended September 30, 2010, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $2.1 million, the add back of $18.0 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $0.2 million, resulting in net income available to common stockholders of $194.2 million for the nine months ended September 30, 2010.

(u)	Non-cash income allocated to net income available to common stockholders as a result of repurchases of preferred shares during the first nine months of 2011.

Alere Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in $000s)

	September 30,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$276,754	$401,306
Restricted cash	349,551	2,581
Marketable securities	1,066	2,094
Accounts receivable, net	423,437	397,148
Inventories, net	273,310	257,720
Prepaid expenses and other current assets	180,237	133,408

Total current assets	1,504,355	1,194,257

PROPERTY, PLANT AND EQUIPMENT, NET	420,005	390,510
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	4,473,272	4,567,064
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	303,982	178,543

Total assets	$6,701,614	$6,330,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$54,059	$19,017
Current portion of deferred gain on joint venture	—	288,378
Other current liabilities	556,580	475,463

Total current liabilities	610,639	782,858

LONG-TERM LIABILITIES:
Notes payable, net of current portion	3,020,936	2,379,968
Deferred tax liability	395,370	420,166
Other long-term liabilities	121,881	169,656

Total long-term liabilities	3,538,187	2,969,790

Redeemable non-controlling interest	2,502	—

TOTAL EQUITY	2,550,286	2,577,726

Total liabilities and equity	$6,701,614	$6,330,374

Alere Inc. and Subsidiaries
Selected Consolidated Revenues by Business Area
(in thousands)
Professional Diagnostics Segment

									% Change	% Change
	Q1 2010	Q2 2010	Q3 2010	YTD 2010	Q1 2011	Q2 2011	Q3 2011	YTD 2011	Q3 11 v. Q3 10	YTD 11 v. YTD 10
Cardiology	$122,025	$118,687	$120,061	$360,773	$129,855	$132,854	$127,943	$390,652	7%	8%
Infectious disease	98,737	97,866	106,633	303,236	140,426	122,494	142,639	405,559	34%	34%
Toxicology	66,269	76,918	77,413	220,600	85,504	88,833	93,497	267,834	21%	21%
Other	49,172	50,159	55,375	154,706	54,000	60,034	62,172	176,206	12%	14%

Professional Diagnostics net product sales and services revenue	336,203	343,630	359,482	1,039,315	409,785	404,215	426,251	1,240,251	19%	19%
License and royalty revenue	4,190	5,881	4,037	14,108	6,027	4,859	3,701	14,587	-8%	3%

Professional Diagnostics net revenue	$340,393	$349,511	$363,519	$1,053,423	$415,812	$409,074	$429,952	$1,254,838	18%	19%

Health Management Segment

									% Change	% Change
	Q1 2010	Q2 2010	Q3 2010	YTD 2010	Q1 2011	Q2 2011	Q3 2011	YTD 2011	Q3 11 v. Q3 10	YTD 11 v. YTD 10
Disease and case management	$70,200	$70,702	$73,137	$214,039	$61,455	$61,222	$59,441	$182,118	-19%	-15%
Wellness	24,963	25,476	25,444	75,883	29,805	26,137	24,427	80,369	-4%	6%
Women’s & children’s health	32,004	32,139	31,814	95,957	28,575	28,466	28,509	85,550	-10%	-11%
Patient self-testing services	21,365	21,439	22,499	65,303	23,228	19,747	17,554	60,529	-22%	-7%

Health Management net revenue	148,532	149,756	152,894	451,182	143,063	135,572	$129,931	$408,566	-15%	-9%